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                                                                  EXHIBIT 10.56

                          GLOBALWARE COMPUTING, INC.
                               STOCK OPTION PLAN


1.   Purpose

     Globalware Computing, Inc. ("Corporation") has adopted the Globalware Computing, Inc. Stock Option Plan ("Plan"). The purpose of the Plan is to enable the Corporation to attract, retain, and reward key managerial employees ("Key Employees") of the Corporation and to attract and award key consultants and independent contractors ("Key Consultants" and, together with Key Employees, "Key Persons") by offering them an opportunity to have a greater proprietary interest in and closer identity with the Corporation and with its financial success. An option granted under the Plan to a Key Employee to purchase shares of the Corporation's common stock, no par value ("Common Stock"), may be an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986 as heretofore or hereafter amended ("Code") or a nonqualified stock option ("NSO") (collectively referred to as "Options"). An option granted under the Plan to a Key Consultant must be an NSO. An Option that is not an ISO shall be an NSO. Proceeds received by the Corporation from the sale of shares of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes.

2.   Administration

     The Plan shall be administered by the Board of Directors of the Corporation ("Board"). Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of grants of Options to Key Persons under the Plan (which need not be identical), and make such other determinations as it deems necessary and advisable for the administration of the Plan. The decisions of the Board under the Plan shall be conclusive and binding. No member of the Board shall be liable for any action taken or determination made hereunder in good faith.

3.   Eligibility

     Key Persons who have been selected by the Board to receive Options shall participate in the Plan. The Board shall determine, within the limits of the express provisions of the Plan, those Key Persons to whom, and the time or times at which, Options shall be granted. The Board shall also determine the number of shares of Common Stock to be subject to each Option; the type of Options (ISO or NSO); the duration of each Option; the exercise price under each Option; the time or times within which (during the term of the Option) all or portions of each Option may be exercised; whether cash, Common Stock, Options or other property may be accepted in full or partial payment upon exercise of an Option; and any other terms and conditions of such Options. In making such determinations, the Board may take into account the nature of the services rendered by a Key Person, his present and potential contributions to the Corporation's success and such other factors as the Board in its discretion shall deem relevant.

4.   Common Stock

     The total number of shares of Common Stock that may be subject to Options (including ISO's) granted under the Plan shall be 100 shares. Such total number of shares shall be adjusted in accordance with the provisions of Section 10 hereof. Such shares may be either authorized but unissued shares or reacquired shares. In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of
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shares of Common Stock that may be made subject to Options granted under the
Plan. Such Options include Options to former holders of such Options, and upon such terms and conditions as are set forth in Section 5, and, upon such other terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former holders of Options.

5.   Options

     The following provisions shall apply to each Option granted to a Key
Person:


     (a) Additional Options may be granted to Key Persons at any time and from time to time as shall be determined by the Board. The Board shall have complete discretion in determining the number of shares of Common Stock subject to such additional Options granted to any Key Person. The Board may grant any type of Option to purchase Common Stock that is permitted by law at the time of the grant, including ISO'S. Unless otherwise expressly provided at the time of grant, Options granted to Key Employees under the Plan will be ISO's and will not be NSO's, and Options granted to Key Consultants under the Plan will be NSO's and will not be ISO's.

     (b) Each Option shall be evidenced by a written agreement specifying the type of Option granted, the Option purchase price, the terms for payment of the purchase price, the duration of the Option and the number of shares of Common Stock to which the Option pertains (the "Option Agreement"). An Option Agreement shall also contain an exercise schedule, and may also contain a noncompetition agreement, a confidentiality provision, provisions for forfeiture in the event of termination of the Key Person's employment with the Corporation and such restrictions and conditions and other terms as the Board shall determine. Option Agreements need not be identical.

     (c) The Board, in its discretion, shall have the power to accelerate the dates for exercise of any or all Options, or any part thereof, granted to a Key Person under the Plan.

     (d) In the discretion of the Board, the grant of any Option may be accompanied by a Reload Option. A Reload Option may be granted to a Key Person who is an Option holder and who satisfies all or part of the exercise price of the Option with shares of Common Stock. The Reload Option represents an additional Option to acquire the same number of shares of Common Stock as is used by the Key Person to pay for the original Option. A Reload Option is subject to all of the same terms and conditions as the original Option except that (i) the exercise price of the shares of Common Stock subject to the Reload

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Option will be determined at the time the original Option is exercised and (ii)
such Reload Option will conform to all provisions of the Plan at the time the original Option is exercised.

6.   Required Terms and Conditions of ISO'S

     The provisions of each ISO granted to a Key Employee under this Section 6 shall be interpreted in a manner consistent with Section 422 of the Code and with all regulations issued thereunder. Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and conditions and other terms as the Board may determine at the time of grant, subject to the general provisions of the Plan, Section 422 of the Code, the applicable Option Agreement and the following specific rules:

     (a) Purchase Price. Except as otherwise provided, the per share purchase price of each ISO shall be at least 100% of the Fair Market Value of the Common Stock at the time such ISO is granted, provided that in the case of an ISO granted to a Key Employee who at the time of grant owns (as defined in Section 424(d) of the Code) stock of the Corporation or its parent or subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the purchase price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted and the ISO by its terms shall not be exercisable after the expiration of five years from the date the ISO is granted. In no event may the purchase price be less than the par value of the Common Stock subject to such ISO.

     (b) Maximum Term. Each ISO shall expire on the date determined in the applicable Option Agreement at the time the ISO is granted, provided that no ISO shall be exercisable after the expiration of 10 years from the date it is granted, except as otherwise provided in subsection (a) next above.

     (c) Time of Exercise. The Board shall specify in the Option Agreement, at the time each ISO is granted, the duration of each ISO and the time or times within which (during the term of the ISO) all or portions of each ISO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

     (d) Value of Shares. The aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISO's are exercisable for the first time by a Key Employee during any calendar year (under all option plans of the Corporation or of a corporation which, at the time such ISO was granted, is a parent or subsidiary of the Corporation, or is a predecessor corporation of any such corporation) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the stock subject to an Option, which first becomes exercisable in any calendar year and during this period exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

     (e) Conversion. The Board may, in its sole discretion, cause the Corporation to convert an ISO to an NSO upon such terms and conditions and in such manner as the Board deems equitable.

7.   Required Terms and Conditions of NSOs

     Each NSO granted to a Key Person shall be in such form and subject to such restrictions and conditions and other terms as the Board may determine at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rules:

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     (a)   Purchase Price. The number of shares of Common Stock subject to each
NSO and the per share purchase price of each NSO shall be determined by the Board at the time the NSO is granted. In no event may the purchase price be less than the par value of the Common Stock subject to such NSO.

     (b) Maximum Term. Each NSO shall expire on the date determined in the applicable Option Agreement at the time the NSO is granted, provided that such date shall not be more than 10 years after the date of grant.

     (c) Time of Exercise. The Board shall specify in the Option Agreement at the time each NSO is granted, the duration of each NSO and the time or times within which (during the term of the NSO) all or portions of each NSO many be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

8.   Expiration of Options Granted to Key Persons

     Subject to subsections 6(b) and 7(b), each Option granted to a Key Person shall expire on the expiration date or dates set forth in the applicable Option Agreement.

9.   Method of Exercise of Options and Limited Rights

     Any Option granted under the Plan may be exercised by the Key Person or, if the Option Agreement permits, by a legatee or legatees of such Option under the Key Person's last will or by his executors, personal representatives or distributees, by delivering to the Secretary of the Corporation written notice of the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by full payment to the Corporation of the purchase price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the Plan. Except as otherwise provided in the Plan or in any Option Agreement, the purchase price of Common Stock upon exercise of any Option by a Key Person shall be paid in full (i) in cash, (ii) in Common Stock valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, (iv) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Common Stock subject to such Options on the date of exercise over the aggregate purchase price of such Common Stock, (v) by directing the Corporation to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Option, or (vi) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of (i), (ii), (iii), (iv) and (v), at the discretion of the Board or in any manner provided in the Option Agreement. In the case of payment pursuant to (ii), (iii), (iv) or (v) above, the Key Person's election must be made on or prior to the date of exercise of the Option and must be irrevocable. In lieu of a separate election governing each exercise of an Option, a Key Person may file a blanket election which shall govern all future exercises of Options until revoked by the Key Person. The Corporation shall issue, in the name of the Key Person (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Key Person, or the assignee(s) as provided in Section 12), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Common Stock purchased by a Key Person through a broker-dealer pursuant to clause (iii) above shall be delivered to such broker-dealer in accordance with 12 CFR (S) 220.3(e)(4).

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10.  Adjustments

     (a) Appropriate adjustment in the maximum number of shares of Common Stock issuable pursuant to the Plan, the number of shares subject to Options granted under the Plan and the purchase price with respect to Options, shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by the Corporation of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected, without receipt of consideration by the Corporation, or any other occurrence for which the Board determines an adjustment is appropriate; provided, however, that no adjustment in the number of shares with respect to which Options may be granted under the Plan, or in the number of shares subject to outstanding Options, shall be made except in the event, and then only to the extent, that such adjustment together with all respective prior adjustments which were not made as a result of this provision, involve a net change of more than ten percent (i) from the number of shares of Common Stock with respect to which Options may be granted under the Plan, or (ii) with respect to each outstanding Option, from the respective number of shares of Common Stock subject thereto on the date of grant thereof. Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution and enlargement of a Key Person's rights, if such Key Person receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Key Person has not paid the applicable purchase price) to the rights the Key Person would have received had he exercised his outstanding Options, and become a stockholder of the Corporation immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Board whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

     (b) In the case of dissolution of the Corporation, every Option granted to a Key Person outstanding hereunder shall terminate notwithstanding any restrictions and conditions that may be contained in his Option Agreement. Each such Option holder shall have 30 days prior written notice of such event, during which time he shall have a right, subject to subsection 6(d), to exercise his partly or wholly unexercised Option (without regard to installment exercise limitations, if any).

     (d) On the basis of information known to the Corporation, the Board shall make all determinations relating to the applicability and interpretation of this
Section 10, and all such determinations shall be conclusive and binding.

11.  Terms and Conditions of Options

     (a) Each Key Person shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as the Board may deem appropriate or as set forth in Section 23. The certificates delivered to a Key Person or to the Secretary of the Corporation evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the restrictions and conditions and other terms contained in the respective Option Agreement and the Plan, and the Corporation may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Board at the time of exercise of an Option, each Key Person shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

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     (b)   The obligation of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Board, of the Common Stock, Options, and other securities reserved for issuance or that may be offered under the Plan. A Key Person shall have no rights as a stockholder with respect to any shares covered by an Option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares. No adjustment other than pursuant to Section 10(a) hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

12.  Nontransferability

     Options granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an Option shall impose no obligation upon the applicable Key Person to exercise such Option.

13.  Indemnification of the Board

     In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Board, or as its delegatees, the members of the Board and its delegatees shall be indemnified by the Corporation against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member or delegatee is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board or Committee member or delegatee shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

14.  No Contract of Employment

     Neither the adoption of the Plan nor the grant of any Option shall be deemed to obligate the Corporation to continue the employment of any Key Person for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Key Person.

15.  Termination and Amendment of Plan

     (a) No ISO's shall be granted under the Plan more than ten years after the first to occur of (i) the date the Plan was adopted by the Board, or (ii) the date the Plan was approved by the stockholders of the Corporation. The Board may at any time terminate, suspend or modify the Plan without the authorization of stockholders to the extent allowed by law, including, with respect to ISO's,
Section 422 of the Code and regulations issued thereunder.

     (b) No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Key Person under an Option granted before the date of such termination, suspension or

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modification, unless such Key Person shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

16.  Effective Date of Plan

     The Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation present, or represented, and entitled to vote at a stockholders' meeting held within 12 months thereafter, and Options granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.

17.  Withholding Taxes

     Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock to a Key Employee under the Plan, the Corporation shall have the right to require the Key Employees to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Corporation shall have the right to require the Key Employee to remit to the Corporation an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Key Employee, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Key Employee in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. A Key Employee may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date of an Option by (a) directing the Corporation to withhold a portion of the shares of Common Stock otherwise distributable to the Key Employee, or (b) by transferring to the Corporation a certain number of shares previously owned by the Key Employee, such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provisions of the Plan to the contrary, a Key Employee's election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Option, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Option, a Key Employee may make a blanket election with the Board that shall govern all future Taxable Dates until revoked by the Key Employee. If the holder of shares of Common Stock purchased in connection with the exercise of an ISO disposes of such shares within two years of the date such ISO was granted or within one year of such exercise, he shall notify the Corporation of such disposition and remit an amount necessary to satisfy applicable withholding requirements, including those arising under federal income tax laws. If such holder does not remit such amount, the Corporation may withhold all or a portion of any compensation then or in the future owed to such holder as necessary to satisfy such requirements. Taxable Date means the date a Key Employee recognizes income with respect to an Option under the Code or any applicable state or local income tax law.

18.  Leaves of Absence

     The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by a Key Employee who is the recipient of an Option. Without limiting the generality of the foregoing, the Board shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and Options granted; and (b) the impact, if any, of any such leave of absence on Options theretofore granted under the Plan to any Key Employee who takes such leave of absence.

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19.  Governing Law

     The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois and, in the case of ISO's, Section 422 of the Code and regulations issued thereunder.

20.  Fair Market Value

     "Fair Market Value" as of a given date for all purposes of the Plan and any Option Agreement means (a) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and
(c) if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with Section 422 of the Code or regulations issued thereunder.

21.  Successors

     In the event of a sale of substantially all of the assets of the Corporation, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation under the Plan with respect to Options granted hereunder shall be binding on the successor to the transaction. Employment of a Key Person with such a successor shall be considered employment of the Key Person with the Corporation for purposes of the Plan.

22.  Notices

     Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Corporation shall be directed to:

                 Globalware Computing, Inc.
                 820 North Orleans Street
                 Suite 210
                 Chicago, Illinois 60610

     Notices to or with respect to a Key Person shall be directed to the Key Person, or the executors, personal representatives or distributees of a deceased Key Person, at the Key Person's home address on the records of the Corporation.

23.  Stock Restriction Agreement.

     Notwithstanding anything to the contrary contained in the Plan, the Corporation shall be under no obligation to sell or deliver Common Stock under the Plan to a Key Person unless such Key Person shall execute a stock restriction agreement with respect to such Common Stock substantially in the form of the stock restriction agreement then applicable to shares of Common Stock owned by other stockholders of the Corporation.

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     IN WITNESS WHEREOF, Globalware Computing, Inc., by its duly authorized officer, has executed this Stock Option Plan on this 1st day of April, 1998.


                                       GLOBALWARE COMPUTING, INC.



                                       By: /s/ Gilad Ben-Yoseph
                                          -----------------------
                                          Name:  Gilad Ben-Yoseph
                                          Title: President

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